                                                                       EXHIBIT 2

                                                             [Execution Version]



                                     WARRANT
--------------------------------------------------------------------------------


THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN AVAILABLE EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 2.

--------------------------------------------------------------------------------



                              KAFUS INDUSTRIES LTD.

                          Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                              Kafus Industries Ltd.



                              -------------------

                              -------------------

         FOR VALUE RECEIVED, KAFUS INDUSTRIES LTD., a British Columbia corporation (the "Company"), hereby certifies that ECT Merchant Investments Corp., a Delaware corporation (the "Holder"), is entitled to purchase from the Company at any time or from time to time during the period (the "Exercise Period") commencing on the date of this Warrant, and ending on 5:00 p.m. (Toronto, Ontario time) on June 30, 2010 (the "Expiration Date"), 68,500 shares of Common Stock of the Company (the Common Stock of the Company being referred to herein as the "Common Stock" and such number of shares of Common Stock as adjusted pursuant to the terms hereof, being the "Warrant Shares"), at a price per share equal to the lesser of (a) U.S. $4.00 and (b) the Average Price (as hereinafter defined) of the Common Stock for the 5 trading days preceding the date of exercise (as such price may be adjusted pursuant to the terms hereof, the "Exercise Price"). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer, or replacement of this Warrant, the "Warrants") in connection with the U.S.$685,000 Convertible Promissory Note (Term Loan E) dated as of June 28, 2000 (the "Note"), made by the Company and payable to the order of the Holder, and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers, and privileges hereinafter provided.

As used above, "Average Price" with respect to Common Stock means, on any day or for any period, as applicable, the trade weighted average of the sales prices for such shares as reported on Bloomberg News Services (i) on the American Stock Exchange or (ii) if such shares are not so listed, then on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded or (iii) if such shares are not listed on any national securities exchange, then the prices at which transactions are effected through the NASDAQ National Market as reported by NASDAQ or, (iv) if such shares shall not be listed thereon, the trade weighted average of all transactions in Common Stock in an over-the-counter market.

         Section 1. Exercise of Warrant; Cancellations of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation to the Company at its principal office at the address set forth in Section 9 of (a) this Warrant, with the Purchase Form annexed hereto as Exhibit A duly executed and (b) a certified bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised (the date of such delivery referred to herein as the "Exercise Date"). Within five business days after payment of the Exercise Price, the Company shall execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

         Section 2. Exchange, Transfer, Assignment, or Loss of Warrant. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 3. Antidilutive Adjustments. The shares of Common Stock purchasable on exercise of this Warrant are shares of Common Stock of the Company as constituted as of the Date of Issue. The number and kind of securities purchasable on the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Mergers, Consolidations, and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant at any time (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 3(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 3(b) applies) of outstanding securities issuable upon exercise of this Warrant), the Holder shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise hereof, in lieu of the shares of Common Stock, other securities, money, or other property theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money, or other property receivable upon such reclassification, change, consolidation, or merger by a holder of the shares of Common Stock, other securities, money, or other property issuable upon exercise hereof had this Warrant been exercised immediately prior to such reclassification, change, consolidation, or merger. The constituent documents effecting any such reclassification, change, consolidation, or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 3(a). The provisions of this subsection 3(a) shall similarly apply to successive reclassifications, changes, consolidations, or mergers.

                  (b) Subdivisions and Combinations. If the Company at any time during the Exercise Period shall subdivide its shares of Common Stock into a greater number of shares, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be proportionately increased and the Exercise Price shall be proportionately decreased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time during the Exercise Period, shall combine its shares of Common Stock into a smaller number of shares, the number of shares of Common Stock purchasable upon exercise hereof shall be proportionately reduced and the Exercise Price shall be proportionately increased, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

                  (c) Dividends and Distributions. If the Company at any time shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the Holder shall, without additional cost, be entitled to receive upon any exercise hereof, in addition to the Common Stock to which the Holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which the Holder would have been entitled to receive if the Holder had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of this Warrant immediately prior to such record date or payment date, as the case may be.

                  (d) Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall, within 30 days thereafter, deliver written notice thereof to the Holder, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the revised Exercise Price thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

         Section 4. Notification by the Company. In case at any time while this Warrant remains outstanding:

                  (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

                  (b) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

                  (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification, or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger, or business combination of the Company; or

                  (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights, or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 4 shall so state.

         Section 5. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

         Section 6. Amendment and Waiver.

                  (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified, or waived with (and only with) the written consent of the Company and the Holder.

                  (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         Section 7. No Fractional Warrant Shares. The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

         Section 8. Validity of Warrant Shares. The Company shall reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant. The Warrant Shares:
(i) will be upon issuance, free and clear of any liens, claims, or other encumbrances ("Liens") created by the Company or, to the Company's knowledge, any other Person; (ii) have been duly and validly authorized and when issued and paid for in accordance with the terms of the Warrants will be duly and validly issued, fully paid, and non-assessable; (iii) will not have been issued or sold in violation of any preemptive or similar rights; and (iv) will not subject the holder thereof to personal liability by reason of being such holders.

         Section 9. Notices. Unless otherwise specified, all notices and other communications provided for between the Company and the Holder in this Warrant shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by the Company or the Holder in written notice to the other party. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of the Company or the Holder, as the case may be.

If to the Company:

         Kafus Industries Ltd.
         270 Bridge Street
         Dedham MA 02026
         Attn:  Mr. Michael A. McCabe
         telephone:        781-326-5001
         telecopier:       781-326-5105

With copies to:

         Kafus Industries Ltd.
         1500 West Georgia Street, 13th Floor
         Vancouver, British Columbia
         Canada V6G 2Z6
         Attn: Mr. Michael A. McCabe
         telephone:        604-623-3300
         telecopier:       604-623-3301

If to the Holder:

         ECT Merchant Investments Corp.
         Attn: Randy Petersen
         1400 Smith Street
         Houston, Texas 77002
         telephone:        713-853-4334
         telecopier:       713-646-8525

With a copy to:

         Enron North America Corp.
         Attn: Donna Lowry
         1400 Smith Street
         Houston, Texas 77002
         telephone:        713-853-1939
         telecopier:       713-646-4039

         Section 10. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

         Section 11. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BRITISH COLUMBIA AND THE APPLICABLE LAWS OF CANADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD SELECT ANOTHER LAW.

         Section 12. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any successor to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

         Section 13. Arbitration. Disputes arising under this Warrant shall be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the "AAA") for Commercial Arbitration (the "Rules"). Such arbitration shall be held in New York, New York, or at such other location as mutually agreed to by the parties to the dispute. Subject to any applicable limitations contained in this Warrant, arbitration may be commenced at any time by any party giving notice to the other party that a dispute has been referred to arbitration under this Section. The arbitrator shall be selected by the joint agreement of the parties hereto, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the Rules from the panel of arbitrators maintained by the AAA. Any award of the arbitrator shall be accompanied by a written opinion giving the reasons for the award. The expense of the arbitration shall be borne by the parties in the manner determined in writing by the arbitrator. This arbitration provision shall be specifically enforceable by the parties. The determination of the arbitrator pursuant to this Section shall be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.


         IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of June 28, 2000.

[SEAL]                              KAFUS INDUSTRIES LTD.


Attest:                             By:
        -------------------            -----------------------------------------
                                          Lynda Murdock
                                          Sr. Vice President, Tax, Audit, and
                                          Accounting



[Warrant]

                                    EXHIBIT A
                                       TO
                                     WARRANT

                                  PURCHASE FORM

                          To Be Executed by the Holder
                        Desiring to Exercise a Warrant of
                              Kafus Industries Ltd.


         The undersigned holder hereby exercises the right to purchase _______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith undertakes to make payment in full of the Exercise Price of such shares or to withdraw this notice of exercise, in accordance with the terms of the Warrant.





                                         Name of Holder:


                                         ---------------------------------------

                                         Signature:
                                                   -----------------------------
                                         Title:
                                               ---------------------------------
                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

                                         ---------------------------------------


Dated:                    ,        .
       -------------------  -------

                                    EXHIBIT B
                                       TO
                                     WARRANT

                                 ASSIGNMENT FORM

                          To Be Executed by the Holder
                        Desiring to Transfer a Warrant of
                              Kafus Industries Ltd.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns, and transfers unto ____________________ the right to purchase ________ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                         Name of Holder:


                                         ---------------------------------------

                                         Signature:
                                                   -----------------------------
                                         Title:
                                               ---------------------------------
                                         Address:
                                                 -------------------------------

                                         ---------------------------------------

                                         ---------------------------------------


Dated:                    ,        .
       -------------------  -------

In the presence of

--------------------------------------------

                                     NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.